Exhibit 99.1

COMTECH TELECOMMUNICATIONS CORP. AND GILAT SATELLITE NETWORKS LTD.
TERMINATE MERGER AGREEMENT AND SETTLE LITIGATION

Melville, N.Y., and Petah Tikva, Israel - October 5, 2020 - Comtech Telecommunications Corp. (NASDAQ: CMTL) (“Comtech”) and Gilat Satellite Networks Ltd. (Nasdaq: GILT; TASE: GILT) (“Gilat”) announced today that the companies have agreed to terminate the merger agreement first announced on January 29, 2020 and have settled all pending litigation in the Delaware Court of Chancery. In connection with the termination and settlement agreement, Comtech has agreed to make a payment of $70.0 million to Gilat.

The merger termination and the settlement agreement have been approved by each company’s board of directors and are effective immediately. The settlement calls for dismissal of the litigation, with prejudice. The trial of the litigation which was scheduled to begin today in Delaware Chancery Court was accordingly cancelled.

In a joint statement, Fred Kornberg, Comtech’s Chairman and Chief Executive Officer, and Dov Baharav, Chairman of the Board of Gilat, said “While we both believed from the outset that the merger of these two great companies was a perfect marriage, the COVID-19 pandemic made the timing of the combination particularly challenging. We concluded, that under current conditions, the settlement is the best path forward for both companies and their respective stakeholders.”

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The company sells products to a diverse customer base in the global commercial and government communications markets.

About Gilat
Gilat Satellite Networks Ltd. (NASDAQ: GILT, TASE: GILT) is a leading global provider of satellite-based broadband communications. With 30 years of experience, we design and manufacture cutting-edge ground segment equipment, and provide comprehensive solutions and end-to-end services, powered by our innovative technology. Delivering high value competitive solutions, our portfolio comprises of a cloud based VSAT network platform, high-speed modems, high performance on-the-move antennas and high efficiency, high power Solid State Amplifiers (SSPA) and Block Upconverters (BUC).

Gilat’s comprehensive solutions support multiple applications with a full portfolio of products to address key applications including broadband access, cellular backhaul, enterprise, in-flight connectivity, maritime, trains, defense and public safety, all while meeting the most stringent service level requirements. Gilat controlling shareholders are the FIMI Private Equity Funds. For more information, please visit: www.gilat.com

Forward-Looking Statements
Certain information in this presentation contains forward-looking statements, including, but not limited to, information relating to Comtech’s and Gilat’s future performance and financial condition, plans and objectives of Comtech's management and Gilat’s management and Comtech's and Gilat’s assumptions regarding such future performance, financial condition and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under Comtech's or Gilat’s control which may cause their actual results, future performance and financial condition, and achievement of plans and objectives of Comtech's management and Gilat’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.

PCMTL
###

Media or Investor Relation Contact For Gilat Satellite Networks
Doreet Oren, Director Corporate Communications
DorretO@gilat.com

Media or Investor Relations Contact for Comtech Telecommunications Corp.
Michael D. Porcelain, President and Chief Operating Officer
631-962-7000
info@comtechtel.com